Exhibit (a)(5)(B)

Greenidge Generation Announces Early Results of Cash Tender Offer and Exchange Offer for Senior Notes Due 2026

Pittsford, NY – July 3, 2025 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced the early results of its previously announced concurrent tender and exchange offers (collectively, the “Tender/Exchange Offer” or the “Offer”) to exchange or to purchase, at the election of each holder, its outstanding 8.5% Senior Notes due 2026 (the “Old Notes”) as set forth in the Offer to Purchase/Exchange, dated as of June 17, 2025 (as amended or supplemented from time to time, the “Offer to Purchase/Exchange”), which trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GREEL,” and an increase in the Cash Payment Limit for the Tender Option (as those terms are defined in the Offer to Purchase/Exchange) from $3,000,000 to $3,204,477, representing an additional acceptance of less than 1% of the principal amount of the Old Notes outstanding.

According to the information provided to Greenidge by Computershare Trust Company, N.A., the exchange agent in connection with the Offer, the following aggregate principal amount of the Old Notes set forth in the table below was validly tendered pursuant to the Tender Option (as defined in the Offer to Purchase/Exchange) and not properly withdrawn as of 5:00 p.m., New York City time, on July 2, 2025 (the “Early Tender Date”) for cash in an amount equal to $9.00 for each $25.00 principal amount of Old Notes tendered, subject to a $3,204,477 cash payment limit:

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Principal Amount Validly Tendered and Not Properly Withdrawn as of Early Tender Date	Aggregate Principal Amount Accepted	Approximate Proration Factor
8.50% Senior Notes Due 2026	39531G209	$58,274,700	$17,802,650	$8,901,325	50%

According to the information provided to Greenidge by Computershare Trust Company, N.A., the exchange agent in connection with the Offer, an aggregate principal amount of $1,373,475 of Old Notes have been validly tendered and not properly withdrawn pursuant to the Exchange Option (as defined in the Offer to Purchase/Exchange) as of the Early Tender Date.

Although the Tender/Exchange Offer is scheduled to expire at 12:01 a.m., New York City time, on July 18, 2025 (the “Expiration Date”), because the aggregate purchase price of the Old Notes validly tendered pursuant to the Tender Option and not properly withdrawn as of the Early Tender Date exceeded the Cash Payment Limit, the Company does not expect to accept for purchase any Old Notes that are tendered pursuant to the Tender Option after the Early Tender Date and before the Expiration Date. However, holders of Old Notes may still tender pursuant to the Exchange Option (as defined in the Offer to Purchase/Exchange).

Greenidge intends to take the position that the Old Notes and the New Notes constitute securities for U.S. federal income tax purposes and, accordingly, that consummation of exchanges of Old Notes for New Notes pursuant to the Exchange Offer likely qualifies as a tax-free recapitalization.

In accordance with the terms of the Offer, Greenidge has elected to exercise its right to make payment for all Old Notes validly tendered pursuant to the Tender Option and not properly withdrawn at or prior to the Early Tender Date and that are accepted for purchase on July 9, 2025 (the “Early Settlement Date”).

For each $25.00 principal amount of Old Notes validly tendered and not properly withdrawn at or prior to the Early Tender Date pursuant to the Tender Option, eligible holders were eligible to receive $9.00 in cash plus accrued and unpaid interest up to, but not including, the Early Settlement Date.

Greenidge is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the New Notes issued in the Exchange Option portion of the Tender/Exchange Offer from the registration requirements of the Securities Act. The Company is also relying on Section 18(b)(4)(C) of the Securities Act to exempt the New Notes issued in the Exchange Option portion of the Tender/Exchange Offer from the registration and qualification requirements of state securities laws. The Company has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Tender/Exchange Offer.

Information Relating to the Tender/Exchange Offer

The complete terms and conditions of the Tender/Exchange Offer are set forth in the Offer to Purchase, dated June 16, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender/Exchange Offer. Greenidge refers investors to the Offer to Purchase for the complete terms and conditions of the Tender/Exchange Offer. Investors with questions regarding the terms and conditions of the Tender/Exchange Offer may contact our information agent as follows:

D.F. KING & CO., INC.

Banks and Brokers call: (212) 434-0035

Toll free: (800) 669-5550

Email: GREE@dfking.com

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements.” All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements.

Contacts
Investors
investorrelations@greenidge.com

Media
Longacre Square Partners
Kate Sylvester / Liz Shoemaker
646-386-0091
greenidge@longacresquare.com

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